SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2009 (June 4, 2009)

Jackson Hewitt Tax Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32215	20-0779392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sylvan Way, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 630-1040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 4, 2009, Jackson Hewitt Tax Service Inc. (the “Company”) announced the departure of Michael C. Yerington, its former President and Chief Executive Officer, as of such date and his resignation from the Company’s Board of Directors (the “Board”) in connection therewith. Mr. Yerington’s departure was a without cause termination under the Amended and Restated Executive Employment Agreement between the Company and Mr. Yerington, effective as of December 4, 2007 (the “Yerington Employment Agreement”). Under the without cause termination provision of the Yerington Employment Agreement, Mr. Yerington will receive: (i) a cash severance payment of $2,800,000; (ii) the accelerated vesting of 215,258 equity-based awards; (iii) the extension of up to one year in the post-termination right to exercise stock options; and (iv) continued coverage under the Company’s health and welfare plans at employee rates for up to twenty (24) months. The severance payments described above are subject to Mr. Yerington executing a release of claims in the Company’s favor.

On June 4, 2009, the Company also announced the appointment of Harry W. Buckley as the Company’s President and Chief Executive Officer and the election of Mr. Buckley to serve as a director of the Company. Since 2002, Mr. Buckley, age 64, has been retired. Prior to 2002, Mr. Buckley has served in several high level positions in the tax preparation industry. Mr. Buckley served as the Chairman of Tax Services of America, Inc., a major franchisee of Jackson Hewitt Inc. (“JHI”) at a time prior to JHI being acquired by Cendant Corporation and the Company’s initial public offering in June 2004. Mr. Buckley also served as a director of JHI. Prior to 1995, Mr. Buckley served seven years as President and Chief Executive Officer of H&R Block Tax Services, Inc.

The Company offered to employ Mr. Buckley as its President and Chief Executive Officer, and Mr. Buckley accepted such employment, on the following terms:

Term. The term of Mr. Buckley’s employment with the Company is two years, with no automatic extension for successive years (the “Term”).

Salary and Bonus. Mr. Buckley’s base salary is $500,000 per year. Mr. Buckley is eligible to receive a discretionary annual bonus pursuant to an executive compensation program to be established by the Compensation Committee (the “Committee”) of the Board. In addition, Mr. Buckley will receive a signing bonus of $100,000, payable by the Company in two installments as follows: (i) $50,000 payable promptly upon the execution of an employment agreement between Mr. Buckley and the Company and (ii) $50,000 payable no later than thirty (30) days after the first anniversary of the date of such employment agreement; provided, however, that Mr. Buckley must continue to be employed by the Company pursuant to such agreement on such anniversary date in order to receive the second installment of the signing bonus.

Long-Term Incentive Awards. Mr. Buckley is eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board or the Committee, and upon such terms and conditions as determined by the Board or the Committee. On June 4, 2009, in connection with the commencement of Mr. Buckley’s employment, the Company granted to Mr. Buckley pursuant to its Amended and Restated 2004 Equity and Incentive Plan (the “Equity Plan”): (i) stock options to purchase 48,934 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $4.30 per share, the New York Stock Exchange closing price of the Company’s Common Stock on the date of the grant and which stock options vest ratably over a two-year period and which will expire on June 4, 2019; and (ii) 29,070 shares of restricted Common Stock, which also vest ratably over a two-year period.

Additional Benefits. During Mr. Buckley’s employment with the Company, Mr. Buckley is entitled to participate in all present and future employee benefit, retirement and compensation plans generally available to employees of the Company, consistent with Mr. Buckley’s base salary and Mr. Buckley’s position with the Company, including, without limitation, its pension plan and hospitalization, major medical, disability and group life insurance plans.

Severance. If the Company terminates Mr. Buckley’s employment without “Cause” (as defined below), then the Company will pay to Mr. Buckley in a single lump sum, no later than thirty (30) days after the date of such termination, an amount equal to Mr. Buckley’s then-current base salary for the longer of (the “Continuation Period”): (i) the balance of the Guaranteed Payment Period (as defined below) and (ii) six (6) months, plus, in each case, any earned and unpaid bonus. In addition, during the Continuation Period, Mr. Buckley will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans and other perquisites.

Notwithstanding the foregoing, if the Company terminates Mr. Buckley’s employment without Cause during the six (6)-month period after a Change in Control (as defined in the Equity Plan), then the Company will pay to Mr. Buckley, in lieu of any other amounts or benefits Mr. Buckley may otherwise be entitled to receive, an amount equal to the sum of Mr. Buckley’s then-current annual base salary plus any earned and unpaid bonus, payable in a single lump sum no later than thirty (30) days after the date of such termination. In addition, Mr. Buckley will be entitled to continue to participate in the Company’s employee benefit, retirement and compensation plans and other perquisites for a period of twelve (12) months after the date of such termination.

In the event the Company terminates Mr. Buckley’s employment without Cause, all of Mr. Buckley’s outstanding and unvested stock options and any other equity awards or other incentives or compensation that is subject to vesting will become immediately and fully vested and exercisable, and all outstanding options, awards, incentives and compensation shall be extended and remain exercisable until the later of (i) December 31st of the year in which they would otherwise have expired or (ii) the fifteenth (15th) day of the third (3rd) month following the month in which they would have expired.

As used in this Current Report on Form 8-K:

(i) the “Guaranteed Payment Period” shall mean the eighteen (18)-month period following the commencement of Mr. Buckley’s employment with the Company; and

(ii) “Cause” for termination of Mr. Buckley’s employment with the Company shall mean: (a) Mr. Buckley’s willful failure to substantially perform Mr. Buckley’s duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (b) any act of fraud, misappropriation, embezzlement or similar conduct, in each case against the Company or any subsidiary, (c) any act of material dishonesty or similar conduct against the Company or any subsidiary, (d) Mr. Buckley’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal), (e) Mr. Buckley’s gross negligence in the performance of Mr. Buckley’s duties, (f) Mr. Buckley makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, or (g) if, in the sole determination of the Board, Mr. Buckley fails to perform his duties in a competent manner and, after written notice to Mr. Buckley of the specific areas of performance that are in need of improvement, he has not made such improvements, within sixty (60) days after receipt of such notice, to the reasonable satisfaction of the Board.

Directorship. Mr. Buckley also will serve as a member of the Board during the Term, subject to re-election, and the Company will continue to re-nominate him for election to the Board during the Term. If requested by the Board, Mr. Buckley will resign from the Board upon the termination of his employment with the Company; provided, however, that Mr. Buckley may continue to serve as a director of the Company after such termination if he continues to be nominated and elected to serve.

The Company intends to enter into a written employment agreement with Mr. Buckley which reflects the terms of employment set forth above and is otherwise on terms consistent with the Company’s recent employment agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Daniel P. O’Brien
	Name:	Daniel P. O’Brien
	Its:	Executive Vice President and
Chief Financial Officer

Dated: June 10, 2009